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                                                                   EXHIBIT 99.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 dated October 9, 1998) pertaining to the 1997 Stock Incentive Plan of Central European Distribution Corporation of our report dated March 01 2002, with respect to the consolidated financial statements of Central European Distribution Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2001.


Ernst & Young Audit Sp. z o.o.


Warsaw, Poland
March 13, 2002
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 01, 2002, included in the Annual Report on Form 10-K of Central European Distribution Corporation for the year ended December 31, 2001.

Ernst & Young Audit Sp. z o.o.

Warsaw, Poland
March 13, 2002